CREDIT AND SECURITY AGREEMENT BY AND BETWEEN CPS TECHNOLOGIES CORP. AND THE MASSACHUSETTS BUSINESS DEVELOPMENT CORPORATION
SEPTEMBER 25, 2019

CREDIT AND SECURITY AGREEMENT

Dated as of September 25, 2019

                CPS Technologies Corp., a Delaware corporation (the "Borrower"), and The Massachusetts Business Development Corporation (the "Lender") hereby agree as follows:

ARTICLE I

DEFINITIONS

            Section 1.1      Definitions.  For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this section or in the section referenced after such term:

            "Accounts" shall have the meaning given it under the UCC.

            "Adjustment Date" means the first day of each month or, if the Adjustment Date is not a Business Day, on the Business Day immediately preceding the first day of each calendar month.

            "Advance" means a Revolving Advance.

            "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including any Subsidiary of the Borrower.  For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Credit and Security Agreement.

            "Availability" means the amount, if any, by which the Borrowing Base exceeds the sum of (a) the outstanding principal balance of the Revolving Note, and (b) any letters of credit guaranteed by the Lender ("Guaranteed Letters of Credit").

            "Availability Block" means Five Hundred Thousand ($500,000.00) Dollars.  The Availability Block shall be eliminated if the Borrower is in compliance with Section 6.2 for the fiscal year ending December 31, 2019, and upon mutual acceptance of the Borrower's budget for the fiscal year ending December 31, 2020, by the Borrower and the Bank.

            "Borrowing Base" means at any time the lesser of:

            (a)        The Maximum Line Amount; or

            (b)        Subject to change from time to time in the Lender’s sole discretion, the sum of:

(i)                   up to eighty (80%) percent of the unpaid face amount of Eligible Accounts, or such other percentage thereof as may from time to time be fixed by Lender upon notice to Borrower, minus

(ii)                 one hundred (100%) percent of the aggregate amount then undrawn on all Guaranteed Letters of Credit (if any), less

(iii)                the Availability Block, less

(iv)               The Borrowing Base Reserve.

            The advance rate against Eligible Accounts shall be reduced by one (1) percentage point for each percentage point by which Dilution is in excess of two (2%) percent.

            "Borrowing Base Reserve" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Lender may from time to time establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as determined by the Lender in its reasonable discretion, do or are reasonable likely to affect (i) the Collateral or its value in any material respect, (ii) the assets, business or prospects of the Borrower in any material respect, or (iii) the security interests and other rights of the Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect the Lender’s judgment that any collateral report or financial information furnished by or on behalf of the Borrower to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that the Lender determines in its reasonable discretion constitutes a Default or an Event of Default.

            "Business Day" means a day on which the Federal Reserve Bank of Boston is open for business.

            "Capital Expenditures" means for a period, any expenditure of money during such period for the lease, purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower’s balance sheet.

            "Collateral" means all of the Borrower’s right, title and interest in and to all Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, and any items in any lockbox; together with (a) all substitutions and replacements for and products of any of the foregoing; (b) in the case of all goods, all accessions; (c) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (d) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (e) all collateral subject to the Lien of any Security Document; (f) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (g) proceeds of any and all of the foregoing; (h) books and records of the Borrower, including all mail or electronic mail addressed to the Borrower; and (i) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrower now has or hereafter acquires any rights.

            "Constituent Documents" means with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person’s owners.

            "Credit Facility" means the discretionary credit facility under which Revolving Advances may be made available to the Borrower by the Lender under Article II.

            "Cut-off Time" means 11:00 a.m. Boston, Massachusetts time.

            "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Default or Event of Default has been cured or waived.

            "Default Rate" means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to three (3%) percent over the applicable Floating Rate, as such rate may change from time to time.

            "Dilution" means, as of any date of determination, a percentage, based upon the year-to-date period ending on the date of determination, that is the result of dividing (a) actual bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts as determined by Lender in its reasonable discretion during such period, by (b) Borrower’s gross sales during such period (excluding non-recurring items) plus the amount of clause (a).

            "Director" means a director if the Borrower is a corporation, a member or manager if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

            "Earnings Before Taxes" means earnings before taxes, excluding extraordinary gains and losses.  As used in this definition, non-recurring items include, but are not limited to, gain or loss related to the sale of a capital asset, income of a Subsidiary under the concept of pooling in accounting, income from minority interests under the equity method of accounting, the write-up of assets, the forgiveness of indebtedness income, litigation gain or loss, casualty loss and income from the sale of a business.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

            "Eligible Accounts" means all unpaid Accounts arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:

                        (a)        That portion of Accounts unpaid ninety (90) days or more after the invoice date, except for Asea, Brown, Boveri LTD. ("ABB"), for which Accounts shall not exceed one hundred twenty (120) days from the invoice date;

                        (b)        That portion of Accounts related to goods or services with respect to which the Borrower has received written notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reasonable reserve for warranty claims or returns, as determined by the Borrower consistent with past practices;

                        (c)        That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

                        (d)       Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

                        (e)        Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (i) the Lender has a first priority perfected security interest, and (ii) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

(f)        Accounts denominated in any currency other than United States dollars;

                        (g)        Accounts owed by an account debtor located outside the United States or Canada which are not (i) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (ii) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                        (h)        Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                        (i)         Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

                        (j)         Accounts not subject to a duly perfected security interest in the Lender’s favor or which are subject to any Lien in favor of any Person other than the Lender;

                        (k)        That portion of Accounts that has been restructured, extended, amended or modified;

                        (l)         That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

                        (m)       Accounts owed by an account debtor, other than Infineon and ABB, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds fifteen (15%) percent of the aggregate amount of all Eligible Accounts;

                        (n)        Accounts owed by an account debtor, regardless of whether otherwise eligible, if twenty-five (25%) percent or more of the total amount of Accounts due from such debtor is ineligible under clauses (a), (b), or (j) above; and

                        (o)        Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its reasonable discretion.

            "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

            "Equipment" means all of the Borrower’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and record keeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

            "Event of Default" has the meaning set forth in Section 7.1.

            "Financial Covenants" means the covenants set forth in Section 6.2.

            "Floating Rate" means with respect to Revolving Advances evidenced by the Revolving Note, the aggregate of (x) the LIBOR Lending Rate, plus (y) six and one-half of one (6.50%) percent.

            "Funding Date" has the meaning set forth in Section 2.1.

            "GAAP" means U.S. generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

            "General Intangibles" shall have the meaning given it under the UCC.

            "Guarantor(s)" means any Person now or in the future who agrees to guaranty the Indebtedness.

            "Guaranty" means each unconditional continuing guaranty executed by a Guarantor in favor of the Lender.

            "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

"Indebtedness" is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrower to the Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrower with the Lender, and whether the Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

            "Indemnified Liabilities" is defined in Section 8.6

            "Indemnitees" is defined in Section 8.6.

            "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

            "Infringement" or "Infringing" when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

            "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

            "Interest Payment Date" is defined in Section 2.5(a).

            "Inventory" shall have the meaning given it under the UCC.

            "Investment Property" shall have the meaning given it under the UCC.

            "Letter of Credit" means a definite undertaking that satisfies the requirements of Section 5-104 of the UCC by an issuer to a beneficiary at the request or for the account of the Borrower.

            "LIBOR Lending Rate" means the one-month LIBOR rate published in  The Wall Street Journal under the heading "Money Rates" on the Adjustment Date (or if such source or rate is not available, such alternate source as may be determined by the Lender).  Any change in the LIBOR Lending Rate shall become effective, without notice or demand, on each Adjustment Date.

            "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law.

            "Loan Documents" means this Agreement, the Note, each Guaranty, each Subordination Agreement and the Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrower now or in the future is a party and which is required by the Lender.

            "Maximum Line Amount" means Two Million Five Hundred Thousand ($2,500,000.00) Dollars.

            "Minimum Interest Charge" is defined in Section 2.3(b).

            "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

            "Note" means the Revolving Note, as the same may hereafter be amended, supplemented or restated from time to time.

            "Officer" means with respect to the Borrower, an executive officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

            "OFAC" is defined in Section 6.12(c).

            "Overadvance" means the amount, if any, by which (a) the outstanding principal balance of the Revolving Note, plus (b) the aggregate face amount of any issued and outstanding Guaranteed Letters of Credit, is in excess of the then-existing Borrowing Base.

            "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

            "Permitted Lien" and "Permitted Liens" are defined in Section 6.3(a).

            "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

            "Premises" means all locations where the Borrower conducts its business or has any rights of possession, including the locations legally described in Exhibit B attached hereto.

            "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the thirty (30) day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

            "Revolving Advance" is defined in Section 2.1.

            "Revolving Note" means the Borrower’s revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as same may be renewed and amended from time to time, and all replacements thereto.

            "Security Documents" means this Agreement and any other document delivered to the Lender from time to time to secure the Indebtedness.

            "Security Interest" is defined in Section 3.1.

            "Subordinated Creditors" means any Person now or in the future who agrees to subordinate indebtedness of Borrower held by that Person to the payment of the Indebtedness.

            "Subordination Agreement" means a subordination agreement executed by a Subordinated Creditor in favor of the Lender and acknowledged by the Borrower (together with any other subordination agreement that may be accepted by the Lender from time to time, the "Subordination Agreements").

            "Subsidiary" means any Person of which more than fifty (50%) percent of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

            "Termination Date" means the earliest of (a) the date the Borrower terminates the Credit Facility, or (b) the date the Lender demands payment of the Indebtedness.

            "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts.

            "United States Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" or any other federal bankruptcy law.

            Section 1.2      Other Definitional Terms; Rules of Interpretation.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.  All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.  References to Articles, sections, subsections, Exhibits, Schedules and the like, are to Articles, sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”.  Defined terms include in the singular number the plural and in the plural number the singular.  Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor.  Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

ARTICLE II

AMOUNT AND TERMS OF THE CREDIT FACILITY

            Section 2.1      Revolving Advances.  The Lender may, in its sole discretion, subject to the terms and conditions of this Agreement, make advances ("Revolving Advances") to the Borrower from time to time from the date that all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line Amount.  The Lender shall not consider any request for a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability.  The Borrower’s obligation to pay the Revolving Advances shall be evidenced by the Revolving Note, shall be secured by the Collateral and shall be payable ON DEMAND.  Within the limits set forth in this Section 2.1, the Borrower may request Revolving Advances and request additional Revolving Advances.

            Section 2.2      Procedures for Requesting Advances.  The Borrower shall comply with the following procedures in requesting Revolving Advances:

            (a)        Time for Requests.  The Borrower shall request each Advance not later than the Cut-off Time on the Business Day on which the Advance is to be made.  Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender, shall be in writing or by telephone transmission, and shall be confirmed in writing by the Borrower if so requested by the Lender, by (i) an Officer of the Borrower; or (ii) a Person designated as the Borrower’s agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent.  The Borrower shall repay all Advances actually made by the Lender and received by the Borrower even if the Lender does not receive such confirmation and even if the Person requesting an Advance was not in fact authorized to do so.  Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

            (b)        Disbursement.  Upon fulfillment of the applicable conditions set forth in Article IV and the Lender’s determination to make the Advance, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower’s demand deposit account maintained with Rockland Trust unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

            Section 2.3      Interest; Minimum Interest Charge; Default Interest Rate; Application of Payments; Participations; Usury.

            (a)        Interest.  Except as provided in Sections 2.3(c) and 2.3(e), the principal amount of each Advance shall bear interest at the Floating Rate.

            (b)        Minimum Interest Charge.  Notwithstanding any other terms of this Agreement to the contrary, the Borrower shall pay to the Lender interest of not less than Two Thousand Five Hundred ($2,500.00) Dollars per calendar month (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Section 2.3(a) on the first day of each month.  When calculating this deficiency, the Default Rate, if applicable, shall be disregarded and any interest that accrues on a payment following its receipt on those days specified in Section 2.6 shall be excluded in determining the total amount of interest otherwise calculated under Section 2.3(a).

            (c)        Default Interest Rate.  At any time during any Default Period or following the Termination Date, in the Lender’s sole discretion and without waiving any of its other rights or remedies, the principal of the Revolving Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of the fiscal month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine.  The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.

            (d)       Participations.  If any Person shall acquire a participation in the Advances, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.3, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.3, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

            (e)        Usury.  At no time during this Agreement or any other Loan Document shall any interest rate be put into effect that would result in a rate greater than the highest rate permitted by law.  Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws.  If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender.  This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

            Section 2.4      Fees.

            (a)        Origination Fee.  The Borrower shall pay the Lender a fully earned and non-refundable origination fee of Twenty-Five Thousand ($25,000.00) Dollars, due and payable in equal monthly installments on the first day of each month commencing on the first day of the first month next succeeding the date of execution of this Agreement.

             (b)       Collateral Exam Fees.  The Borrower shall pay the Lender reasonable fees in connection with any collateral exams, audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower’s operations or business at the rates established from time to time by the Lender as its collateral exam fees (which fees are currently $850.00 per day per collateral examiner), together with all actual reasonable out-of-pocket costs and expenses incurred in conducting any such collateral examination or inspection.

            (c)        Termination Fees.  If the Credit Facility is terminated by the Lender during a Default Period that begins prior to the third anniversary of the Funding Date, or if the Borrower requests that the Lender terminate on a date prior to the third anniversary of the Funding Date, then the Borrower shall pay to the Lender a termination fee in an amount equal to a percentage of the Maximum Line Amount as follows: (i) three (3%) percent if the termination occurs on or before the first anniversary of the Funding Date; (ii) two (2%) percent if the termination occurs after the first anniversary of the Funding Date, but on or before the second anniversary of the Funding Date; and (iii) one (1%) percent if the termination occurs after the second anniversary of the Funding Date but on or before the third anniversary of the Funding Date.

            (d)       Automated Clearing House ("ACH") Fee.  Borrower shall pay to Lender a fee in the amount of Two Hundred ($200.00) Dollars per month for incoming ACH transfers for the account of the Borrower.

            (e)        Wire and ACH Transfer Fees.  Borrower agrees to pay to the Lender a fee in the amount of Twenty-Five ($25.00) Dollars for each wire transfer or ACH transfer initiated by or for the account of the Borrower.

            (f)        [Reserved]

            (g)        Collateral Monitoring Fee.  Borrower shall pay to Lender a non-refundable collateral monitoring fee in the amount of Two Hundred Fifty and 00/100 ($250.00) Dollars per month, payable on the first day of each month commencing on the first day of the first month following the Funding Date.

            (h)        Overadvance Fees.  The Borrower shall pay an Overadvance fee in the amount of Five Hundred ($500.00) Dollars for each day or portion thereof during which an Overadvance exists, regardless of how the Overadvance arises or whether or not the Overadvance has been agreed to in advance by the Lender. The acceptance of payment of an Overadvance fee by the Lender shall not be deemed to constitute either consent to the Overadvance or a waiver of the resulting Event of Default, unless the Lender specifically consents to the Overadvance in writing and waives the Event of Default on whatever conditions the Lender deems appropriate.

            (i)         Other Fees and Charges; Payment of Fees.  The Lender may from time to time impose additional fees and charges as consideration for Advances made in excess of Availability or for other events that constitute an Event of Default or a Default hereunder, including fees and charges for the administration of Collateral by the Lender, and fees and charges for the late delivery of reports, which may be assessed in the Lender’s sole discretion on notice to the Borrower on either an daily, periodic, or flat fee basis, and in lieu of or in addition to imposing interest at the Default Rate.

            Section 2.5      Time for Interest Payments; Payment on Non-Business Days; Computation of Interest and Fees.

            (a)        Time For Interest Payments.  Accrued and unpaid interest shall be due and payable on the first day of each month and on the Termination Date (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date.  If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day.

            (b)        Payment on Non-Business Days.  Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Advances hereunder, as the case may be.

            (c)        Computation of Interest and Fees.  Interest accruing on the outstanding principal balance of the Advances hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of three hundred sixty (360) days.

            Section 2.6      Collections.  Borrower will immediately, upon receipt of all checks, drafts, cash and other remittances in payment of any Inventory sold or in payment or on account of Borrower's accounts, contracts, contract rights, notes, bills, drafts, acceptances, general intangibles, choses in action and all other forms of obligations, deliver the same to Lender accompanied by a remittance report in form specified by Lender.  Said proceeds shall be delivered to Lender in the same form received except for the endorsement of Borrower where necessary to permit collection of items, which endorsement Borrower agrees to make.  Lender will credit (conditional upon final collection) all such payments against the principal or interest of any loans secured hereby; provided, however, for the purpose of computing interest, any items requiring clearance or payment shall not be considered to have been credited against any loans secured hereby until three Business Days after receipt by Lender of any such items.  The order and method of such application shall be in the sole discretion of Lender and any portion of such funds which Lender elects not to so apply shall be paid over from time to time by Lender to Borrower. Lender will at all times have the right to require Borrower (a) to enter into a lockbox arrangement with Lender for the collection of such remittances and payments and to instruct all account debtors to pay such remittances and payments to the lockbox, or (b) to deposit such remittances and payments at a financial institution which has agreed to accept drafts drawn on it by Lender under a written depository transfer agreement with Lender and to block Borrower's account and waive its rights as against such account.

            Section 2.7      Discretionary Nature of this Facility; Termination by the Lender. This Agreement contains the terms and conditions upon which the Lender presently expects to make Advances to the Borrower. Each Advance shall be in the Lender’s sole discretion, and the Lender need not show that an adverse change has occurred in the Borrower’s condition, financial or otherwise, or that any of the conditions of Article IV have not been met, in order to refuse to make any requested Advance or to demand payment of the Indebtedness. The Lender may at any time terminate the Credit Facility whereupon the Lender shall no longer consider requests for Advances under this Agreement. Unless terminated by the Lender at any time or by the Borrower, the Credit Facility shall remain in effect as the same may be amended from time to time.

            Section 2.8      Mandatory Prepayment.  Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the Guaranteed Letters of Credit shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess.  Any voluntary or mandatory prepayment received by the Lender under this Agreement may be applied to the Indebtedness, in such order and in such amounts as the Lender in its sole discretion may determine from time to time.

            Section 2.9      Revolving Advances to Pay Indebtedness.  Notwithstanding the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower’s request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Indebtedness from time to time due and payable.

            Section 2.10    Use of Proceeds.  The Borrower shall use the proceeds of Advances for ordinary working capital purposes.

            Section 2.11    Liability Records.  The Lender may maintain from time to time, at its discretion, records as to the Indebtedness.  All entries made on any such record shall be presumed correct until the Borrower establishes the contrary.  Upon the Lender’s demand, the Borrower will admit and certify in writing the exact principal balance of the Indebtedness that the Borrower then asserts to be outstanding.  Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within sixty (60) days after receipt.

ARTICLE III

SECURITY INTEREST; OCCUPANCY; SETOFF

            Section 3.1      Grant of Security Interest.  The Borrower hereby pledges, assigns and grants to the Lender, a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of (a) all present and future Indebtedness of the Borrower to the Lender; (b) all obligations of the Borrower and rights of the Lender under this Agreement; and (c) all present and future obligations of the Borrower to the Lender of other kinds. Upon request by the Lender, the Borrower will grant the Lender a security interest in all commercial tort claims that the Borrower may have against any Person.

            Section 3.2      Notification of Account Debtors and Other Obligors.  The Lender may at any time a Default Period then exists notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender.  The Borrower will join in giving such notice if the Lender so requests.  At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender’s name or in the Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any reasonable compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor.  The Lender may, in the Lender’s name or in the Borrower’s name, as the Borrower’s agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower’s mail to any address designated by the Lender, otherwise intercept the Borrower’s mail, and receive, open and dispose of the Borrower’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower’s account or forwarding such mail to the Borrower’s last known address.

            Section 3.3      Assignment of Insurance.  As additional security for the payment and performance of the Indebtedness, in the event of an Event of Default the Lender may require that the Borrower assign to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower shall direct the issuer of any such policy to pay all such monies directly to the Lender.  At any time a Default Period exists, the Lender may (but need not), in the Lender’s name or in the Borrower’s name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.  Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied to the payment of the Indebtedness or shall be disbursed to the Borrower for application to the cost of repairs, replacements, or restorations.  Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

            Section 3.4      Occupancy.

            (a)        The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period without notice or consent, subject in all cases to all rights of the owner and landlord of such Premises.

            (b)        During such occupancy as permitted by Section 3.4(a), the Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related and necessary for the repayment of the Indebtedness.

            (c)        The Lender’s right to occupy the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Indebtedness and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

            (d)       The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.  In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

            Section 3.5      License.  Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide, limited, royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower solely for the purpose of:  (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower’s reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.  Any limited license granted hereby shall terminate immediately and without any action of the parties upon payment and satisfaction of the Indebtedness of the Borrower to the Lender.

            Section 3.6      Financing Statement.  The Borrower authorizes the Lender to file from time to time, such financing statements against collateral described as “all personal property” or “all assets” or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest.  All financing statements filed before the date hereof to perfect the Security Interest were authorized by the Borrower and are hereby re-authorized.  A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby.  For this purpose, the Borrower represents and warrants that the following information is true and correct:

                Name and address of Borrower:                           CPS Technologies Corp.

111 South Worcester Street

Norton, Massachusetts 02766

                                                                                    Attn:    Chuck Griffith, CFO

                Federal Employer Identification No.:             04-2832509

            Organizational Identification No.:                  203374543

            Name and address of Lender:                        The Massachusetts Business

Development Corporation

500 Edgewater Drive

Wakefield, Massachusetts  01880

Attn:    Stanley J. Horsman

Director of Business Finance

            Section 3.7      Setoff.  The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Indebtedness, whether or not due.  In addition, each other Person holding a participating interest in any Indebtedness shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

            Section 3.8      Collateral.  This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency.  The Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral.  The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.  The Lender has no obligation to clean up or otherwise prepare the Collateral for sale.  The Borrower waives any right it may have to require the Lender to pursue any third Person for any of the Indebtedness.

ARTICLE IV

CONDITIONS OF WILLINGNESS TO CONSIDER LENDING

            Section 4.1      Conditions Precedent to Lender’s Willingness to Consider Making the Initial Advances and Guaranteed Letters of Credit.  The Lender’s willingness to consider making the initial Advances or to guarantee any letter of credit shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance reasonably satisfactory to the Lender:

            (a)        This Agreement.

            (b)        The Note.

            (c)        A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord’s disclaimer and consent with respect to each such lease.

            (d)       A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee’s disclaimer and consent with respect to each such mortgage.

            (e)        An acknowledgment and waiver of Liens from each warehouse in which the Borrower is storing Inventory.

            (f)        A true and correct copy of any and all agreements pursuant to which the Borrower’s property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrower’s goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower’s and the Lender’s interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person’s property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower’s and the Lender’s interests in the Borrower’s goods from any claim by such secured party.

            (g)        [Reserved]

            (h)        Control agreements with each bank at which the Borrower maintains deposit accounts.

            (i)         [Reserved]

            (j)         Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

            (k)        A certificate of the Borrower’s Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower’s Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower’s Constituent Documents, and (iii) examples of the signatures of the Borrower’s Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower’s behalf.

            (l)         A current certificate issued by the Secretary of State of Delaware certifying as to the good standing of the Borrower in the State of Delaware.

            (m)       Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the failure to be so licensed or qualified would result in a material adverse effect on the business, properties, assets or operations of the Borrower.

            (n)        Certificates of the insurance required hereunder, with all hazard insurance containing a Lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.

            (o)        The Support Agreement of Grant C. Bennett.

            (q)        Payment of the fees and commissions due under Section 2.4 through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.5, including all legal expenses incurred through the date of this Agreement.

            (r)        Evidence that after making the initial Revolving Advance, satisfying all obligations owed to the Borrower’s prior lender, satisfying all trade payables older than sixty (60) days from invoice date, book overdrafts and closing costs, Availability shall be not less than Two Hundred Thousand ($200,000.00) Dollars.

            (s)        A Customer Identification Information form and such other forms and verification as the Lender may need to comply with the U.S.A. Patriot Act.

            (u)        Such other documents as the Lender in its sole reasonable discretion may require.

            Section 4.2      Conditions Precedent to All Advances and Guaranteed Letters of Credit.  The Lender will not consider any request for an Advance or for a Guaranteed Letter of Credit unless:

            (a)        the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

            (b)        no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

                The Borrower represents and warrants to the Lender as follows:

            Section 5.1      Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number.  The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified to transact business in all jurisdictions where the failure to be so licensed or qualified would result in a material adverse effect on the business, properties, assets or operations of the Borrower.  The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.  During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1.  The Borrower’s chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of the Borrower’s records relating to its business or the Collateral are kept at that location.  All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1.  The Borrower’s federal employer identification number and organization identification number are correctly set forth in Section 3.6.

            Section 5.2      [Reserved]

            Section 5.3      Authorization of Borrowing; No Conflict as to Law or Agreements.  The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the Borrower’s Owners; (b) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (c) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower’s Constituent Documents, which such violation would result in a material adverse effect on the business, properties, assets or operations of the Borrower; (d) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (e) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

            Section 5.4      Legal Agreements.  This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and/or as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

            Section 5.5      Subsidiaries.  The Borrower has no Subsidiaries.

            Section 5.6      Financial Condition; No Adverse Change.  The Borrower has furnished to the Lender audited financial statements for its fiscal year ended December 29th, 2018 and unaudited financial statements for the fiscal-year-to-date period ended June 29, 2019, and those statements fairly present in all material respects the Borrower’s financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP (except in the case of unaudited interim financial statements, which are subject to year-end adjustments).  Since the date of the most recent financial statements, there has been no material adverse change in the Borrower’s business, properties or condition (financial or otherwise) which has had a material adverse effect.

            Section 5.7      Litigation.  Except as set forth in Schedule 5.7 hereto, there are no actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting the Borrower or the properties of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition, properties or operations of the Borrower.

            Section 5.8      Regulation U.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

            Section 5.9      Taxes.  The Borrower has paid or caused to be paid to the proper authorities when due (taking into account all properly requested extensions) all federal, state and local taxes required to be paid by it.  The Borrower has filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower are required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown as due on said returns or on any assessment received by the Borrower to the extent such taxes have become due.

            Section 5.10    Titles and Liens.  The Borrower has good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens.  No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

            Section 5.11    Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan, or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law).  Neither the Borrower nor any ERISA Affiliate has received any written notice or has any knowledge to the effect that it is not in compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan.  To the knowledge of the Borrower, no Reportable Event exists in connection with any Pension Plan.  Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax-qualified status.  Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which is reasonably likely to result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

            Section 5.12    Default.  The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which is reasonably likely to have a material adverse effect.

            Section 5.13    Environmental Matters.

            (a)        Except as disclosed on Schedule 5.13, to the knowledge of the Borrower, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

            (b)        Except as disclosed on Schedule 5.13, the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

            (c)        Except as disclosed on Schedule 5.13, there have not existed in the past, nor to the knowledge of the Borrower are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.

            (d)       Except as disclosed on Schedule 5.13, the Borrower’s businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower’s possession in all material respects, and are in full force and effect, nor has the Borrower been denied insurance on grounds related to potential environmental liability.  No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

            (e)        Except as disclosed on Schedule 5.13, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

            (f)        The Borrower has delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or the Borrower’s businesses in the Borrower’s possession or under its control.

            Section 5.14    Submissions to Lender.  All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower’s request for the credit facilities contemplated hereby is (a) true and correct in all material respects, and (b) does not omit any material fact necessary to make such information not misleading, and (c) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

            Section 5.15    Financing Statements.  The Borrower has authorized the filing of financing statements to record the Security Interest and the other security interests created by the Security Documents.  None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

            Section 5.16    Rights to Payment.  To the knowledge of the Borrower, each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) represents a valid, and genuine obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower’s records pertaining thereto as being obligated to pay such obligation.

ARTICLE VI

COVENANTS

            So long as the Indebtedness shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

            Section 6.1      Reporting Requirements.  The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail reasonably acceptable to the Lender:

            (a)        Annual Financial Statements.  As soon as available, and in any event within ninety (90)  days after the end of each fiscal year of the Borrower, the Borrower’s audited financial statements as included or to be included in the Borrower's Annual Report on Form 10-K filed with the SEC (as defined below) for such fiscal year, which annual financial statements shall include the Borrower’s balance sheet as at the end of such fiscal year and the related statements of the Borrower’s income and cash flows for the fiscal year then ended, prepared in accordance with GAAP, together with [(i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; (iii) a certificate of the Borrower’s chief financial officer stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower’s financial position and the results of its operations, and whether or not such Officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto; and (iv) a copy of the Borrower's Form 10-K filing with the United States Securities and Exchange Commission ("SEC").

            (b)        Quarterly Financial Statements.  As soon as available and in any event (i) within twenty (20) days after the end of each fiscal quarter, the Borrower's draft internal financial statements,  and (ii) within forty-five (45)  days after the end of each fiscal quarter, the Borrower’s unaudited financial statements as included or to be included in the Borrower’s Quarterly Report on Form 10-Q filed with the SEC for such fiscal quarter, stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and which fairly represent the Borrower’s financial position and the results of its operations for the periods presented, together with all Form 10-Q filings with the SEC.

            (c)        Collateral Reports.  Within fifteen (15) days after the end of each month or more frequently if the Lender so requires upon reasonable notice, the Borrower’s accounts receivable and its accounts payable and a calculation of the Borrower’s Accounts and Eligible Accounts as at the end of such month or shorter time period.

            (d)       Projections.  No later than thirty (30) days prior to the beginning of each fiscal year, the projected balance sheets, income statements, statements of cash flow and projected Availability for each quarter of the succeeding fiscal year, each in reasonable detail.  Such items will be certified by the Borrower’s chief financial officer as being the most accurate projections available when delivered and identical to the projections used by the Borrower for internal planning purposes and to be delivered with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion reasonably require.

            (e)        Supplemental Reports.  Daily, the "daily collateral reports", receivables schedules, collection reports, and copies of the two (2) largest invoices to account debtors, signed and dated shipment documents and delivery receipts for goods sold to said account debtors, together with such other information as Lender may reasonably require.

            (f)        Litigation.  Promptly after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in Section 5.13(c) or (ii) which seek a monetary recovery against the Borrower in excess of Fifty Thousand ($50,000.00) Dollars.

            (g)        Defaults.  When any Officer of the Borrower becomes aware of the probable occurrence of any Default or Event of Default, and no later than three (3) days after such Officer becomes aware of such Default or Event of Default, notice of such occurrence, together with a reasonably detailed statement by an authorized Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

            (h)        Plans.  As soon as possible, and in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement signed by the Officer who is the Borrower’s chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.  As soon as possible, and in any event within ten (10) days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, a statement signed by the Officer who is the Borrower’s chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation.  As soon as possible, and in any event within ten (10) days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Sections 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, a statement of the Borrower’s chief financial officer setting forth details as to such liability and the action which the Borrower proposes to take with respect thereto.

            (i)         Disputes.  Promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrower’s customers exceeding Fifteen Thousand ($15,000.00) Dollars individually or Fifty Thousand ($50,000.00) Dollars in the aggregate during any fiscal year; (ii) credit memos outside the ordinary course of business; and (iii) any goods returned to or recovered by the Borrower outside the ordinary course of business.

            (j)         Officers and Directors.  Promptly upon knowledge thereof, notice of any change in the persons constituting the Borrower’s Officers and Directors.

            (k)        Collateral.  Promptly upon knowledge thereof, notice of any material loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

            (l)         Commercial Tort Claims.  Promptly upon knowledge thereof, notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower’s damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may reasonably request.

            (m)       Intellectual Property.

(i)         Thirty (30) days prior written notice of Borrower’s intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, the Borrower will give the Lender thirty (30) days prior written notice of its intent to dispose of material Intellectual Property Rights and upon request shall provide the Lender with copies of all proposed documents and agreements concerning such rights.

(ii)        Promptly upon knowledge thereof, notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that the Borrower is Infringing another Person’s Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

(iii)       Promptly upon receipt, copies of all registrations and filings with respect to its Intellectual Property Rights.

            (n)        Reports to Owners.  Promptly following their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its Owners.

            (o)        SEC Filings.  Promptly after the filing thereof, copies of all regular and periodic reports which the Borrower shall file with the SEC or any national securities exchange, including without limitation, NASDAQ.

            (p)        Tax Returns of Borrower.  As soon as possible, and in any event no later than ten (10) days after they are due to be filed, copies of the state and federal income tax returns and all schedules thereto of the Borrower.

            (q)        [Reserved]

(r)                  Violations of Law.  Promptly upon knowledge thereof, notice of the Borrower’s violation of any law, rule or regulation, the non-compliance with which is reasonably expected to materially and adversely affect the financial condition, properties or operations of the Borrower.

(s)                  Late Reporting Fee.  In the event that Borrower fails to provide Lender with any of the information required pursuant to this Section 6.1, in accordance with the provisions of this Section 6.1, and without derogating the rights of Lender upon the occurrence of an Event of Default, Borrower shall pay to Lender a fee in the amount of Two Hundred ($200.00) Dollars per day for each separate item that Borrower has failed to provide to Lender in accordance with the provisions of this Section 6.1.

(t)                  Other Reports.  From time to time, with reasonable promptness, any and all receivables schedules, inventory reports, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may reasonably request.

            Section 6.2      Financial Covenants.

            (a)        Minimum Earnings.  The Borrower will not incur a total loss for the fiscal year ending December 31, 2019 in excess of Six Hundred Forty Thousand ($640,000.00) Dollars and the Borrower will achieve, during each quarter of its fiscal year and on a year-to-date basis at the end of each quarter, commencing with the fiscal quarter ending March 31, 2020, Earnings Before Taxes of not less than one hundred (100%) percent of its projected Earnings Before Taxes set forth in the projections required pursuant to Section 6.1(d) hereof, or delivered to Lender in connection with the initial funding of the Credit Facility and attached hereto as Exhibit C and updated annually on or before November 30 in each fiscal year (or more frequently if approved by the Lender, and solely at the Lender's discretion, on a case by case basis) or, in the alternative, if the Borrower has projected a loss, the Borrower will not incur as of the end of each quarter and on a year-to-date basis, at the end of each quarter, a loss greater than its projected loss.

            (b)        Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures in excess of depreciation of more than Fifty Thousand ($50,000.00) Dollars in the aggregate during any fiscal year, or more than Twenty-Five ($25,000.00) Dollars in any one transaction, without the prior written consent of the Lender.

            Section 6.3      Permitted Liens; Financing Statements.

            (a)        The Borrower will not create, incur or suffer to exist any Lien upon or of any of the Collateral, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (each a "Permitted Lien"; collectively, "Permitted Liens"):

(i)         Covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower’s business or operations as presently conducted;

(ii)        Liens in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4;

(iii)                Warehousemen’s, mechanics’, carriers’ and other similar Liens arising by operation of law in the ordinary course of the Borrower’s business with respect to amounts owed by the Borrower which are not past due or delinquent;

(iv)               Liens for state or local taxes which have not been recorded/filed with the applicable secretary of state and which are not delinquent or which are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Borrower;

(v)                 Deposits or pledges to secure surety or appeal bonds, obligations under workers’ compensation, social security or similar laws and other statutory obligations, or under unemployment insurance in the ordinary course of business;

(vi)               The Security Interest and Liens created by the Security Documents; and

(vii)              Purchase money Liens relating to the acquisition of machinery and equipment of the Borrower not exceeding the lesser of cost or fair market value thereof, not exceeding Twenty-Five Thousand ($25,000.00) Dollars for any one purchase or Fifty Thousand ($50,000.00) Dollars in the aggregate during any fiscal year, and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

            (b)        The Borrower will not amend any financing statements in favor of the Lender except as permitted by law or authorized by the Lender.  Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

            Section 6.4      Indebtedness.  The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower’s behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

            (a)        Any existing or future Indebtedness or any other obligations of Borrower to Lender;

            (b)        Any indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto; and

            (c)        Any indebtedness relating to Permitted Liens.

            Section 6.5      Guaranties.  The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

            (a)        The endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

            (b)        Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

            Section 6.6      Investments and Subsidiaries.  The Borrower will not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any other Person or Affiliate, except:

            (a)        Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S.  corporations rated “A-1” or “A-2” by Standard & Poor’s Ratings Services or “P-1” or “P-2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);

            (b)        Travel advances or loans to the Borrower’s Officers and employees not exceeding at any one time an aggregate of Five Thousand ($5,000.00) Dollars;

            (c)        Prepaid rent not exceeding one month or security deposits; and

            (d)       Current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

            Section 6.7      Dividends and Distributions.  Except as set forth in this Section 6.7, the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or other ownership interests, or make any payment on account of the purchase, redemption or other retirement of any shares of such stock, or other securities or evidence of its indebtedness or make any distribution in respect thereof, either directly or indirectly.

            Section 6.8      Salaries.  The Borrower will not increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families by more than ten (10%) percent in any one year (except as may be required by any employment, consulting, bonus, commission or similar agreement or obligation between the Borrower and such party), or pay any such increase from any source other than profits earned in the year of payment, without the written consent of the Lender, not to be unreasonably withheld.

            Section 6.9      [Reserved]

            Section 6.10    Books and Records; Collateral Examination, Inspection and Appraisals.

            (a)        The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower’s business and financial condition and such other matters as the Lender may from time to time reasonably request in which true and complete entries will be made in accordance with GAAP and, upon the Lender’s request, will permit any officer, employee, attorney, accountant or other agent of the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower’s affairs with any of its Directors, Officers, employees or agents.

            (b)        The Borrower hereby authorizes all accountants and third parties to disclose and deliver to the Lender or its designated agent, at the Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower as the Borrower directs.

            (c)        The Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time upon reasonable advance notice to the Borrower during ordinary business hours.

            Section 6.11    Account Verification.

            (a)        The Lender or its agent may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors.  The Lender or its agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

            (b)        The Borrower shall pay when due each undisputed account payable due to a Person holding a Permitted Lien on any Collateral.

            Section 6.12    Compliance with Laws.

            (a)        The Borrower shall (i) comply, and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

            (b)        Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply, and cause each Subsidiary to comply, with all applicable Environmental Laws, and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, in each case in all material respects, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation of the Borrower under the common law of any jurisdiction or any Environmental Law.

            (c)        The Borrower shall (i) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of the Office of Foreign Assets Control or other applicable law, and (ii) otherwise comply with the USA Patriot Act as required by federal law and the Lender's policies and practices.

            Section 6.13    Payment of Taxes and Other Claims.  The Borrower will (a) pay or discharge, when due (within all properly requested extensions), all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, (b) withhold and pay over to the appropriate Person(s) all federal, state and local taxes required to be withheld by it, and (c) pay or discharge all lawful and undisputed claims for labor, materials and supplies which, if unpaid, would by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

            Section 6.14    Maintenance of Properties.

            (a)        The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this covenant shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower’s judgment, desirable in the conduct of the Borrower’s business and not disadvantageous in any material respect to the Lender.  The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

            (b)        The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender and holders of Permitted Liens) claiming the Collateral or any interest therein.  The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens.  The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person’s Intellectual Property Rights.

            Section 6.15    Insurance.  The Borrower will obtain and at all times maintain insurance with insurers reasonably acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates.  Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a Lender’s loss payable endorsement for the Lender’s benefit.  All policies of liability insurance required hereunder shall name the Lender as an additional insured.

            Section 6.16    Preservation of Existence.  The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly and efficient manner consistent with past practice.

            Section 6.17    Delivery of Instruments, etc.  Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

            Section 6.18    Sale or Transfer of Assets; Suspension of Business Operations.  The Borrower will not sell, lease, assign, transfer or otherwise dispose of (a) the stock or ownership interests of any Subsidiary, (b) all or a substantial part of its assets, or (c) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations.  The Borrower will not transfer any part of its ownership interest in any material Intellectual Property Rights and will not permit any agreement under which it has licensed Intellectual Property Rights to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business.  If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Indebtedness.  The Borrower will not license any other Person to use any of the Borrower’s Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

            Section 6.19    Consolidation and Merger; Asset Acquisitions.  The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

            Section 6.20    Sale and Leaseback.  The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

            Section 6.21    Restrictions on Nature of Business.  The Borrower will not engage in any line of business materially different or unrelated from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

            Section 6.22    Accounting.  The Borrower will not adopt any material change in accounting principles other than as required by GAAP.  The Borrower will not adopt, permit or consent to any change in its fiscal year.

            Section 6.23    Discounts, etc.  The Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold outside the ordinary course of business.  The Borrower will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrower outside the ordinary course of business.

            Section 6.24    Plans.  Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate will (a) adopt, create, assume or become a party to any Pension Plan, (b) incur any obligation to contribute to any Multiemployer Plan, (c) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law), or (d) amend any Plan in a manner that would materially increase its funding obligations.

            Section 6.25    Place of Business; Name.  The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location.  The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest.  The Borrower will not change its name or jurisdiction of organization.

            Section 6.26    Constituent Documents.  The Borrower will not amend its Constituent Documents.

            Section 6.27    Performance by the Lender.  If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten (10) calendar days after the Lender gives the Borrower written notice thereof (or in the case of the covenants contained in Section 6.13 and Section 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender’s option, in the Lender’s name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all reasonable costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender.  To facilitate the Lender’s performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender’s delegate, acting alone, as the Borrower’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower hereunder.

ARTICLE VII

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

            Section 7.1.     Events of Default.  Notwithstanding that the Lender may demand immediate payment of any Indebtedness at any time, and without waiving or limiting in any respect the Lender’s right to so demand payment of the Indebtedness at any time, “Event of Default”, wherever used herein, means any one of the following events:

            (a)        Default in the payment of the Revolving Note, or any default with respect to any other Indebtedness due from Borrower to Lender as such Indebtedness becomes due and payable, and failure to cure such default within ten (10) Business Days of the date due;

            (b)        Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement (other than a payment default) and failure to cure such default within the sooner of ten (10) Business Days following notice thereof from the Lender or actual knowledge of the Borrower;

            (c)        An Overadvance arises as the result of any reduction in the Borrowing Base, or arises in any manner on terms not otherwise approved of in advance by the Lender in writing;

            (d)       The Borrower shall deliver to the Lender a Landlord's Consent and Waiver of Lien on the property located at 111 South Worcester Street, Norton, Massachusetts, in a form acceptable to Lender, within thirty (30) days of the date hereof.

            (e)        The Borrower shall be or become insolvent, or admit in writing its or his inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower and such appointment shall not be vacated or stayed within sixty (60) days of its issue; or the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower and such proceeding shall remain undismissed sixty (60) days following its commencement; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower and such judgment, writ, warrant of attachment or execution or similar process shall not be paid, released, vacated or fully bonded within sixty (60) days after its issue or levy;

            (f)        A petition shall be filed by or against the Borrower or any Guarantor under the United States Bankruptcy Code or the laws of any other jurisdiction naming the Borrower or such Guarantor as debtor and such petition shall remain undismissed sixty (60) days following its filing;

            (g)        Any representation or warranty made by the Borrower in this Agreement, or by the Borrower (or any of its Officers) in any agreement, certificate, instrument or financial statement or other statement expressly required to be made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective;

            (h)        The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of One Hundred Thousand ($100,000.00) Dollars and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

            (i)         A default under any bond, debenture, note or other evidence of material indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

            (j)         Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower’s assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA;

            (k)        An event of default shall occur under any Security Document and failure to cure such default within the earlier of ten (10) Business Days after the Borrower’s receipt of notice thereof or the Borrower's actual knowledge of such failure;

            (l)         The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, merge with another Person unless the Borrower is the surviving entity; or sell or attempt to sell all or substantially all of its assets, without the Lender’s prior written consent;

            (m)       Default in the payment of any material amount owed by the Borrower to the Lender other than any indebtedness arising hereunder and failure to cure such default within ten (10) Business Days of the date due;

            (n)        Any Guarantor or Person signing a validity guaranty and support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform any obligation under such Guaranty or validity guaranty and support agreement in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

            (o)        The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment with respect to indebtedness that has been subordinated pursuant to any Subordination Agreement;

            (p)        The Lender believes in good faith that the prospect of payment in full of any material part of the Indebtedness or that full performance by the Borrower under the Loan Documents is impaired or that there has occurred any material adverse change in the business or financial condition of the Borrower; or

            (r)        The indictment of any Director, Officer, or Guarantor, for a felony offence under state or federal law.

            Section 7.2      Rights and Remedies.  As provided in Section 2.7, the Lender may, at any time, refuse to make any requested Advance, demand payment of the Advances or terminate the Credit Facility, whether or not a Default Period then exists. In addition, during any Default Period, the Lender may exercise any or all of the following rights and remedies:

            (a)        The Lender may, by written notice to the Borrower, declare the Indebtedness to be forthwith due and payable, whereupon all Indebtedness shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

            (b)        The Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Indebtedness;

            (c)        The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

            (d)       The Lender may exercise and enforce its rights and remedies under the Loan Documents;

            (e)        The Lender may without regard to any waste, adequacy of the security or solvency of the Borrower, apply for the appointment of a receiver of the Collateral, to which appointment the Borrower hereby consents, whether or not foreclosure proceedings have been commenced under the Security Documents and whether or not a foreclosure sale has occurred; and

            (f)        The Lender may exercise any other rights and remedies available to it by law or agreement.

            Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(e) or (f), the Indebtedness shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.  If the Lender sells any of the Collateral on credit, the Indebtedness will be reduced only to the extent of payments actually received.  If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Indebtedness.

            Section 7.3      Certain Notices.  If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten (10) calendar days before the date of intended disposition or other action.

ARTICLE VIII

MISCELLANEOUS

            Section 8.1      No Waiver; Cumulative Remedies; Compliance with Laws.  No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents.  The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.  The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

            Section 8.2      Amendments, Etc.  No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            Section 8.3      Notices; Communication of Confidential Information; Requests for Accounting.  Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, (d) transmitted by facsimile, or (e) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, facsimile number, or e-mail address set forth below next to its signature or, as to each party, at such other business address, facsimile number, or e-mail address as it may hereafter designate in writing to the other party pursuant to the terms of this section.  All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (i) the date received if personally delivered, (ii) five (5) days following deposit in the mail if delivered by mail, (iii) the Business Day following the Business Day delivered to the courier if delivered by overnight courier, or (iv) the Business Day of transmission if sent by facsimile or by e-mail during regular business hours (and, if not sent during regular business hours, the following Business Day), except that notices or requests delivered to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.  All notices, financial information, or other business records sent by either party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable, except with respect to the gross negligence of the Lender; provided, however, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by either party may be compromised shall be borne exclusively by the Borrower.  All requests for an accounting under Section 9-210 of the UCC (A) shall be made in a writing signed by a Person authorized under Section 2.2(a), (B) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (C) shall be deemed to be sent when received by the Lender, and (D) shall otherwise comply with the requirements of Section 9-210.

            Section 8.4      Further Documents.  The Borrower will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender’s rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

            Section 8.5      Costs and Expenses.  The Borrower shall pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the Indebtedness, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such reasonable costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, interpretation, performance, collection and enforcement of the Indebtedness and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest, and also including without limitation, fees or charges for photocopying, notarization, couriers and messengers, telecommunication and public record searches (including tax lien, litigation and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles and all such similar searches and inquiries).

            Section 8.6      Indemnity.  In addition to the payment of expenses pursuant to Section 8.5, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its parent corporations, subsidiary corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

            (a)        Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

            (b)        Any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.13 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b) ; and

            (c)        Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which are imposed on, incurred by or asserted against any such Indemnitee, related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.  Notwithstanding the foregoing, the Borrower shall not be obligated to indemnify any Indemnitee for any Indemnified Liability caused by the bad faith, gross negligence or willful misconduct of such Indemnitee.

            If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee’s request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower’s sole costs and expense.  Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding.  If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The Borrower’s obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower’s other obligations hereunder for a period of three (3) years.

            Section 8.7      Participants.  The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants.  All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender’s participants, successors or assigns upon the prior consent of the Borrower.

            Section 8.8      Retention of Borrower’s Records.  The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than thirty (30) days after receipt by the Lender.  If there is a special need to retain specific records, the Borrower must inform the Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 8.3 within thirty (30) days of the Lender taking control of same.

            Section 8.9      Binding Effect; Assignment; Complete Agreement; Sharing Information.  The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender’s prior written consent.  This Agreement shall also bind all Persons who become a party to this Agreement as a borrower.  This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof.  To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. Without limiting the Lender’s right to share information regarding the Borrower and its Affiliates with the Lender’s participants, accountants, lawyers and other advisors, the Lender may share any and all information it has in its possession regarding the Borrower and its Affiliates, subject to such confidentiality obligations as the Lender imposes with respect to its own confidential information of a similar nature, and further subject to restrictions on trading and disclosure as imposed by all applicable laws, rules and regulations, including SEC and Nasdaq rules and regulations.

            Section 8.10    Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                Section 8.11    Headings.  Article, section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

             Section 8.12   Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.  The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the Commonwealth of Massachusetts.  The parties hereto hereby (a) consent to the personal jurisdiction of the state and federal courts located in the Commonwealth of Massachusetts in connection with any controversy related to this Agreement; (b) waive any argument that venue in any such forum is not convenient; (c) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the Counties of Suffolk or Middlesex, Massachusetts; and (d) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            Section 8.13    Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be effective upon delivery and, thereafter, shall be deemed to be an original, and all of which shall be taken as one and the same instrument with the same effect as if each party hereto had signed on the same signature page.  Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signature thereto and may be attached to another part of this Agreement identical in form hereto and having attached to it one or more additional signature pages.  This Agreement may be transmitted by facsimile machine or by electronic mail in portable document format ("pdf") and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures.  Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability or binding effect hereof.

            THE BORROWER AND THE LENDER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

ARTICLE IX

CONFIDENTIAL INFORMATION

            The Lender acknowledges and confirms the confidential nature of the information provided and to be provided to the Lender by the Borrower pursuant to the terms hereof, including without limitation all financial information (which information shall remain confidential and subject hereto until such time as it becomes generally available to the public through no fault or action by the Lender, its employees, agents or representatives). The Lender agrees that it will keep all such information confidential and it shall not, without the Borrower’s prior written consent, disclose such information except to its employees, agents, representatives or directors who have a legitimate business reason to know such information in connection with this Agreement, in accordance with the Lender's customary practices, except in connection with the Lender's exercise of its rights following an Event of Default hereunder to a potential buyer, provided that such buyer signs a similar non-disclosure agreement, and shall not use or permit the use of such information except as required in connection with the transactions contemplated hereby. The Lender further acknowledges that it is aware, and agrees that it will advise its employees, agents, representatives and directors, that federal and state securities laws prohibit any person who has material, nonpublic information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. In this regard, the Lender agrees that while in possession of material, non-public information with respect to the Borrower and its subsidiaries (if any), the Lender will not purchase or sell any securities of the Borrower, or communicate such information to any third party in violation of any such laws. The Lender shall be responsible for any breach hereof as determined by a court of competent jurisdiction in a final non-appealable judgment.

[Signature Page to Follow]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                                                     CPS TECHNOLOGIES CORP.

                                                                     By:____________________________________________

                                                                     Name:

                                                                     Title:

                                                                     Mailing Address:           111 South Worcester Street

                                                                                                            Norton, Massachusetts 02766

                                                                     Telecopier:                      ___________________________

                                                                     Email:                             ___________________________

                                                                     THE MASSACHUSETTS BUSINESS DEVELOPMENT

                                                                     CORPORATION

                                                                     By:____________________________________________

                                                                           Stanley J. Horsman, Director of Business Finance

                                                                     Mailing Address:           500 Edgewater Drive

                                                                                                            Wakefield, MA  01880

                                                                     Telecopier:                      (781) 928-1101

                                                                     Email:                             shorsman@bdcnewengland.com

[Signature Page to Credit and Security Agreement]